Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-8 No. 333-174122; Form S-8 No. 333-152847) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-132808) pertaining to the TransDigm Group Incorporated 2006 Stock Incentive Plan and the TransDigm Group Incorporated Fourth Amended and Restated 2003 Stock Option Plan, as amended, and

(3)	Registration Statement (Form S-8 No. 333-148860) pertaining to the Stock Option Agreements between TransDigm Group Incorporated and Michael Graff and Douglas Peacock;

of our reports dated November 16, 2012, with respect to the consolidated financial statements and schedule of TransDigm Group Incorporated and the effectiveness of internal control over financial reporting of TransDigm Group Incorporated included in this Annual Report (Form 10-K) of TransDigm Group Incorporated for the year ended September 30, 2012.

/s/ Ernst & Young LLP

Cleveland, Ohio

November 16, 2012